Exhibit 99.1

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma consolidated statement of financial position and statements of income are based upon the historical consolidated financial statements of American Greetings Corporation (the “Company”), as adjusted to reflect the sale of A. G. Industries, Inc. (dba AGI In-Store “AGI In-Store”) to Rock-Tenn Company for $70 million in cash, subject to a working capital adjustment. The unaudited pro forma consolidated statement of financial position as of May 30, 2014 reflects the pro forma effect as if the AGI In-Store disposition had been consummated on that date. The unaudited pro forma consolidated statements of income for the three months ended May 30, 2014 and the year ended February 28, 2014 include the Company’s historical statements of income, adjusted to reflect the pro forma effect as if the AGI In-Store disposition had been consummated on March 1, 2013 (the first day of the Company’s 2014 fiscal year). The historical consolidated financial statements referred to above for the Company were included in its Quarterly Report on Form 10-Q for the quarter ended May 30, 2014 and Annual Report on Form 10-K for the year ended February 28, 2014. The accompanying unaudited pro forma consolidated financial information and the historical consolidated financial information presented therein should be read in conjunction with the historical consolidated financial statements and notes thereto for the Company.

The unaudited pro forma consolidated balance sheet and statements of income include pro forma adjustments which reflect transactions and events that (a) are directly attributable to the sale, (b) are factually supportable and (c) with respect to the statement of income, have a continuing impact on consolidated results. The pro forma adjustments are described in the accompanying notes to the unaudited pro forma consolidated financial statements.

The preparation of this unaudited pro forma consolidated financial information requires management to make estimates and assumptions based upon the information known at that time. The unaudited pro forma consolidated financial information is provided for informational purposes only and is not necessarily indicative of the results of operations that would have occurred if the AGI In-Store disposition had occurred on March 1, 2013 or May 30, 2014, as applicable, nor is it necessarily indicative of the Company’s future operating results. The pro forma adjustments are subject to change and are based upon currently available information.

AMERICAN GREETINGS CORPORATION

PRO FORMA CONSOLIDATED STATEMENT OF FINANCIAL POSITION

(Thousands of dollars except share and per share amounts)

(Unaudited)

	May 30, 2014
	Consolidated	Pro Forma
	Historical	Adjustments		Pro Forma
ASSETS
Current assets
Cash and cash equivalents	$64,990	$72,534	(a)	$137,524
Trade accounts receivable, net	134,185	(9,021	) (b)	125,164
Inventories	259,837	(14,567	) (b)	245,270
Deferred and refundable income taxes	43,862	(805	) (b)	43,057
Prepaid expenses and other	139,337	(258	) (b)	139,079

Total current assets	642,211	47,883		690,094

Other assets	537,453	(130	) (b)	537,323
Deferred and refundable income taxes	71,232	1,942	(b)	73,174

Property, plant and equipment - at cost	876,634	(28,026	) (b)	848,608
Less accumulated depreciation	491,621	(17,964	) (b)	473,657

Property, plant and equipment - net	385,013	(10,062)		374,951

	$1,635,909	$39,633		$1,675,542

LIABILITIES AND SHAREHOLDER’S EQUITY
Current liabilities
Debt due within one year	$20,000	$—		$20,000
Accounts payable	103,701	(7,174	) (b)	96,527
Accrued liabilities	68,012	—		68,012
Accrued compensation and benefits	40,514	(509	) (b)	40,005
Income taxes payable	3,706	(823	) (b)	21,993
		19,110	(c)
Deferred revenue	30,360	(490	) (b)	29,870
Other current liabilities	82,679	—		82,679

Total current liabilities	348,972	10,114		359,086

Long-term debt	596,702	—		596,702
Other liabilities	303,937	(297	) (b)	303,640
Deferred income taxes and noncurrent income taxes payable	13,270	(73	) (b)	13,197

Shareholder’s equity
Common shares - par value $.01 per share:
100 shares issued and outstanding	—	—		—
Capital in excess of par value	240,000	—		240,000
Accumulated other comprehensive income	2,595	—		2,595
Retained earnings	130,433	29,889	(d)	160,322

Total shareholder’s equity	373,028	29,889		402,917

	$1,635,909	$39,633		$1,675,542

AMERICAN GREETINGS CORPORATION

PRO FORMA CONSOLIDATED STATEMENT OF INCOME

(Thousands of dollars)

(Unaudited)

	Three Months Ended May 30, 2014
	Consolidated	Pro Forma
	Historical	Adjustments		Pro Forma
Net sales	$497,274	$(10,519	) (b)	$486,755
Other revenue	6,310	—		6,310

Total revenue	503,584	(10,519)		493,065

Material, labor and other production costs	200,786	(6,308	) (b)	194,478
Selling, distribution and marketing expenses	172,259	(911	) (b)	171,348
Administrative and general expenses	69,295	(1,125	) (b)	68,170
Other operating income - net	(1,968)	—		(1,968)

Operating income	63,212	(2,175)		61,037

Interest expense	8,994	—		8,994
Interest income	(111)	—		(111)
Other non-operating income - net	(1,107)	—		(1,107)

Income before income tax expense	55,436	(2,175)		53,261

Income tax expense	11,697	(848	) (e)	10,849

Net income	$43,739	$(1,327)		$42,412

AMERICAN GREETINGS CORPORATION

PRO FORMA CONSOLIDATED STATEMENT OF INCOME

(Thousands of dollars)

(Unaudited)

	Year Ended February 28, 2014
	Consolidated	Pro Forma
	Historical	Adjustments		Pro Forma
Net sales	$1,941,809	$(49,394	) (b)	$1,892,415
Other revenue	27,857	—		27,857

Total revenue	1,969,666	(49,394)		1,920,272

Material, labor and other production costs	857,227	(23,896	) (b)	833,331
Selling, distribution and marketing expenses	685,088	(3,917	) (b)	681,171
Administrative and general expenses	297,443	(3,763	) (b)	293,680
Goodwill impairment	733	—		733
Other operating income - net	(7,718)	(432	) (b)	(8,150)

Operating income	136,893	(17,386)		119,507

Interest expense	27,363	—		27,363
Interest income	(400)	—		(400)
Other non-operating income - net	(3,296)	—		(3,296)

Income before income tax expense	113,226	(17,386)		95,840

Income tax expense	62,704	(6,781	) (e)	55,923

Net income	$50,522	$(10,605)		$39,917

Basis of Presentation

The unaudited pro forma consolidated statement of financial position and statements of income are based upon the historical consolidated financial statements of American Greetings Corporation (the “Company”), which were included in its Quarterly Report on Form 10-Q for the quarter ended May 30, 2014 and Annual Report on Form 10-K for the year ended February 28, 2014. The unaudited pro forma consolidated statement of financial position as of May 30, 2014 reflects the pro forma effect as if the disposition of A. G. Industries, Inc. (dba AGI In-Store “AGI In-Store”) had been consummated on that date. The unaudited pro forma condensed consolidated statements of income for the three months ended May 30, 2014 and the year ended February 28, 2014 include the Company’s historical statements of income, adjusted to reflect the pro forma effect as if the AGI In-Store disposition had been consummated on March 1, 2013 (the first day of the Company’s 2014 fiscal year).

Pro Forma Adjustments

(a)	To reflect net cash American Greetings Corporation received for the sale of AGI In-Store.
(b)	To reflect the elimination of assets and liabilities included in the disposition of AGI In-Store and historical revenues and expenses.
(c)	To reflect income taxes related to the estimated pre-tax gain on sale based on the estimated statutory tax rate.
(d)	To reflect the estimated after-tax effect on retained earnings due to the disposition of AGI In-Store.
(e)	To reflect the income tax effect resulting from the pro forma effect of the disposition of AGI In-Store based upon the estimated statutory tax rate.